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                                                                EXHIBIT 5.1
                                August 30, 1999

Goldman, Sachs & Co.
BancBoston Robertson Stephens Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrech & Quist LLC
  As Representatives of the
  Several Underwriters
  c/o Goldman, Sachs & Co.

Ladies and Gentelmen:

        We have examined the Registration Statement on Form S-1 originally filed by Portal Software, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on August 30, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 shares of the Company's Common Stock (the "Shares"), which includes 3,000,000 shares to be sold by the Selling Stockholders. The Shares include an over-allotment option granted by the Company to the Underwriters to purchase 750,000 additional Shares and are to be sold to the Underwriters as described in such Registration Statement for resale to the public. As your counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this Opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER & HARRISON LLP
                                        BROBECK, PHLEGER & HARRISON LLP